Exhibit 99.2
Third Quarter 2008
Supplemental Financial Data
The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results and its expectations with respect to strategies to enhance shareholder value to differ materially from those described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its Annual Report on Form 10-K dated December 31, 2007, as amended, and in previous filings with the SEC; future conditions in the global capital markets, including changes in the availability of credit and liquidity; future local and national economic conditions, including changes in levels of employment, interest rates, the availability of mortgage and other financing and related factors; demand for apartments in the Company’s markets and the effect on occupancy and rental rates; the impact of competition on the Company’s business, including competition for tenants and development locations for its apartment communities and competing for-sale housing in the markets where the Company is completing condominium conversions or developing new condominiums; the uncertainties associated with the Company’s current and planned future real estate development, including actual costs exceeding the Company’s budgets or development periods exceeding expectations; uncertainties associated with the timing and amount of asset sales, the market for asset sales and the resulting gains/losses associated with such asset sales; the Company’s ability to enter into new joint ventures and the availability of equity financing from traditional real estate investors to fund development activities; the Company’s ability to obtain construction loan financing to fund development activities; uncertainties associated with the Company’s condominium conversion and for-sale housing business; uncertainties associated with loss of personnel in connection with the Company’s reduction of corporate and property development and management overhead; conditions affecting ownership of residential real estate and general conditions in the multifamily residential real estate market; uncertainties associated with environmental and other regulatory matters; the impact of our ongoing litigation with the Equal Rights Center regarding compliance with the Americans with Disabilities Act and the Fair Housing Act (including any award of compensatory or punitive damages or injunctive relief requiring us to retrofit apartments or public use areas or prohibiting the sale of apartment communities or condominium units) as well as the impact of other litigation; the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission; and the Company’s ability to continue to qualify as a real estate investment trust under the Internal Revenue Code. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K dated December 31, 2007, as amended, and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K, as amended, under the caption “Risk Factors” are specifically incorporated by reference into this document.

Post Properties, Inc.
Consolidated Statements of Operations
(In thousands, except per share or unit data)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues
Rental	$63,700	$62,460	$188,174	$183,998
Other property revenues	3,882	3,779	11,263	10,829
Other	261	171	735	416

Total revenues	67,843	66,410	200,172	195,243

Expenses
Total property operating and maintenance (exclusive of items shown separately below)	32,545	32,169	98,557	95,785
Depreciation	14,979	14,522	43,628	43,248
General and administrative (1)	4,461	4,761	15,265	16,168
Investment, development and other (2)	1,834	2,007	4,648	5,512
Strategic review costs (3)	—	—	8,161	—
Impairment, severance and other costs (4)	5,002	—	34,302	—

Total expenses	58,821	53,459	204,561	160,713

Operating income (loss)	9,022	12,951	(4,389)	34,530

Interest income	96	189	367	652
Interest expense	(11,471)	(10,658)	(31,739)	(32,566)
Amortization of deferred financing costs	(869)	(828)	(2,579)	(2,469)
Gains on sales of real estate assets, net (5)	476	5,061	2,227	71,506
Equity in income of unconsolidated real estate entities	260	402	1,081	1,216
Other income (expense) (6)	534	(262)	426	(784)
Minority interest in consolidated property partnerships	52	(452)	113	(1,146)
Minority interest of common unitholders	14	(41)	298	(923)

Income (loss) from continuing operations	(1,886)	6,362	(34,195)	70,016

Discontinued operations (7)
Income from discontinued property operations, net of minority interest	5,612	4,380	13,254	12,244
Gains on sales of real estate assets, net of minority interest	23,350	307	25,640	17,197

Income from discontinued operations	28,962	4,687	38,894	29,441

Net income	27,076	11,049	4,699	99,457
Dividends to preferred shareholders	(1,909)	(1,909)	(5,728)	(5,728)

Net income (loss) available to common shareholders	$25,167	$9,140	$(1,029)	$93,729

Per common share data — Basic (8)
Income (loss) from continuing operations (net of preferred dividends)	$(0.09)	$0.10	$(0.91)	$1.48
Income from discontinued operations	0.66	0.11	0.88	0.68

Net income (loss) available to common shareholders	$0.57	$0.21	$(0.02)	$2.16

Weighted average common shares outstanding — basic	44,047	43,524	43,976	43,452

Per common share data — Diluted (8)
Income (loss) from continuing operations (net of preferred dividends)	$(0.09)	$0.10	$(0.91)	$1.46
Income from discontinued operations	0.66	0.11	0.88	0.67

Net income (loss) available to common shareholders	$0.57	$0.21	$(0.02)	$2.12

Weighted average common shares outstanding — diluted	44,047	44,101	43,976	44,166

Post Properties, Inc.
Notes to Consolidated
Statements of Operations
(In thousands, except per share or unit data)

(1)	For the three months ended September 30, 2008, general and administrative costs decreased primarily as a result of reduced executive bonus accruals and reduced accruals for certain award programs which were eliminated as part of the Company’s initiative to reduce expenses, offset somewhat by increased variable compensation costs between periods under the Company’s Shareholder Value Plan due to the timing of changes in the Company’s stock price. General and administrative costs for the nine months ended September 30, 2008 decreased compared to 2007 primarily as a result of reduced corporate governance costs, reduced accruals for certain award programs and reduced executive bonus accruals.

(2)	Investment, development and other expenses for the three and nine months ended September 30, 2008 and 2007 included investment group expenses, development personnel and associated costs and land carry expenses not allocable to current development projects.

(3)	Strategic review costs for the nine months ended September 30, 2008 included financial, legal and other costs associated with the Company’s formal process to pursue a possible business combination or other sale transaction. In June 2008, the Company announced that the process had concluded without a business combination or other sale transaction.

(4)	Impairment, severance and other costs for the nine months ended September 30, 2008 included non-cash impairment charges of approximately $28,947 to write down land and pre-development costs associated with development projects that are no longer expected to be started in the near term, or that are expected to be marketed for sale, to their estimated fair values and to write off pursuit costs on certain abandoned development projects. Severance charges for the three and nine months ended September 30, 2008 totaled approximately $2,238 and $2,591, respectively, related to staff workforce reductions. Lastly, the Company recorded casualty losses of approximately $2,764 related to damage sustained at its Houston, Texas properties as a result of Hurricane Ike for the three and nine months ended September 30, 2008.

(5)	For the three and nine months ended September 30, 2008 and 2007, income from continuing operations included net gains from condominium sales activities at newly developed and condominium conversion projects representing portions of existing communities. In addition, condominium gains are net of certain expensed sales and marketing costs associated with pre-sale condominium communities and condominium communities under development totaling $160 and $283 for the three months ended and $566 and $459 for the nine months ended September 30, 2008 and 2007, respectively. Net gains from condominium sales activities at other consolidated community conversion projects are included in discontinued operations under generally accepted accounting principles (see (7) below). A summary of revenues and costs and expenses of condominium activities included in continuing operations for the three and nine months ended September 30, 2008 and 2007 was as follows:

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Condominium revenues	$8,633	$30,501	$26,981	$61,592
Condominium costs and expenses	(8,157)	(25,440)	(24,754)	(49,324)

Gains on sales of condominiums, net	$476	$5,061	$2,227	$12,268

For the nine months ended September 30, 2007, the Company recognized a proportionate 75% gain on sale of real estate totaling approximately $55,300 related to the transfer of two operating apartment communities to newly formed unconsolidated entities, in which the Company retained a 25% non-controlling interest, for aggregate proceeds of approximately $89,352. The unconsolidated entities obtained mortgage financing secured by the apartment communities totaling approximately $85,772, of which approximately $21,431 was distributed to the Company.

For the nine months ended September 30, 2007, gains on sales of real estate assets in continuing operations also included gains of $3,938 on the sales of land sites in Atlanta, Georgia and Dallas, Texas.

(6)	For the three and nine months ended September 30, 2008, other income (expense) primarily related to non-cash income related to the mark-to-market of an interest rate swap agreement that became ineffective under generally accepted accounting principles. For the three and nine months ended September 30, 2007, other expenses related to estimates state franchise and other income taxes.

(7)	Under SFAS No. 144, the operating results of real estate assets designated as held for sale are included in discontinued operations for all periods presented. Additionally, all subsequent gains or additional losses on the sale of these assets are included in discontinued operations.

For the three and nine months ended September 30, 2008, income from discontinued operations included the operating results of seven apartment communities, containing 2,365 units, held for sale at September 30, 2008 and two apartment communities, containing 393 units, through their sale dates in 2008. For the three and nine months ended September 30, 2007, income from discontinued operations included the results of operations of the seven apartment communities held for sale at September 30, 2008, the apartment communities sold in 2008, a condominium conversion community sold in 2007, and three apartment communities sold in 2007 through their sale dates.

The operating revenues and expenses of these communities for the three and nine months ended September 30, 2008 and 2007 were as follows:

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues
Rental	$10,896	$13,256	$33,398	$39,528
Other property revenues	415	641	1,290	1,882

Total revenues	11,311	13,897	34,688	41,410

Expenses
Total property operating and maintenance (exclusive of items shown separately below)	3,640	4,493	11,540	13,619
Depreciation	—	2,264	3,623	7,641
Interest	1,776	2,565	5,697	7,456
Minority interest in consolidated property partnerships	241	133	475	271

Total expenses	5,657	9,455	21,335	28,987

Income from discontinued property operations before minority interest	5,654	4,442	13,353	12,423
Minority interest	(42)	(62)	(99)	(179)

Income from discontinued property operations	$5,612	$4,380	$13,254	$12,244

For the three and nine months ended September 30, 2008, the Company recognized net gains in discontinued operations of $23,520 ($23,350 net of minority interest) and $25,831 ($25,640 net of minority interest), respectively, from the sale of two apartment communities, containing 143 and 250 units. These sales generated aggregate net proceeds of approximately $37,846 and $57,279 for the three and nine months ended September 30, 2008, respectively. For the nine months ended September 30, 2007, the Company recognized net gains in discontinued operations of $16,974 ($16,714 net of minority interest), from the sale of an apartment community, containing 182 units.

For the nine months ended September 30, 2007, gains on sales of real estate assets included in discontinued operations also included net gains from condominium sales activities at one condominium conversion community that sold out in the first quarter of 2007. A summary of revenues and costs and expenses of condominium activities included in discontinued operations was as follows:

	Three months ended	Nine months ended
	September 30, 2007	September 30, 2007
Condominium revenues	$—	$560
Condominium costs and expenses	311	(70)

Gains on condominium sales, before minority interest	311	490
Minority interest	(4)	(7)

Gains on condominium sales, net of minority interest	$307	$483

(8)	Post Properties, Inc. is structured as an UPREIT, or Umbrella Partnership Real Estate Investment Trust. Post GP Holdings, Inc., a wholly-owned subsidiary of the Company, is the sole general partner and, together with Post LP Holdings, Inc., also a wholly-owned subsidiary of the Company, owns the controlling interest in Post Apartment Homes, L.P., the Operating Partnership through which the Company conducts its operations. As of September 30, 2008, there were 44,422 units of the Operating Partnership outstanding, of which 44,129, or 99.3%, were owned by the Company.

Post Properties, Inc.
Calculation of Funds from Operations
and Adjusted Funds From Operations Available
to Common Shareholders and Unitholders
(In thousands, except per share or unit data)
(Unaudited)
A reconciliation of net income (loss) available to common shareholders to funds from operations available to common shareholders and unitholders and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Net income (loss) available to common shareholders	$25,167	$9,140	$(1,029)	$93,729
Minority interest of common unitholders — continuing operations	(14)	41	(298)	923
Minority interest in discontinued operations (1)	212	66	290	446
Depreciation on consolidated real estate assets (2)	14,569	16,306	45,851	49,319
Depreciation on real estate assets held in unconsolidated entities	347	322	1,042	822
Gains on sales of real estate assets	(23,996)	(5,372)	(28,058)	(85,031)
Incremental gains (losses) on condominium sales	(149)	3,376	(393)	6,540
Gains on sales of real estate assets — unconsolidated entities	—	(8)	—	(171)
Incremental gains on condominium sales — unconsolidated entities (3)	—	4	—	92

Funds from operations available to common shareholders and unitholders (A)	$16,136	$23,875	$17,405	$66,669

Funds from operations available to common shareholders and unitholders (A)	$16,136	$23,875	$17,405	$66,669
Annually recurring capital expenditures	(2,953)	(2,735)	(8,592)	(8,815)
Periodically recurring capital expenditures	(1,783)	(1,756)	(5,114)	(5,623)
Non-cash impairment charges	—	—	28,947	—
Non-cash income related to mark-to-market of interest rate swap agreement	(663)	—	(663)	—
Non-cash straight-line adjustment for ground lease expenses	288	314	877	938
Strategic review costs	—	—	8,161	—

Adjusted funds from operations available to common shareholders and unitholders (4) (B)	$11,025	$19,698	$41,021	$53,169

Per Common Share Data — Basic
Funds from operations per share or unit, as defined (A÷C)	$0.36	$0.54	$0.39	$1.51
Adjusted funds from operations per share or unit (4) (B÷C)	$0.25	$0.45	$0.93	$1.21
Dividends declared	$0.45	$0.45	$1.35	$1.35
Weighted average shares outstanding	44,047	43,524	43,976	43,452
Weighted average shares and units outstanding (C)	44,340	44,133	44,306	44,087
Per Common Share Data — Diluted
Funds from operations per share or unit, as defined (A÷D)	$0.36	$0.53	$0.39	$1.49
Adjusted funds from operations per share or unit (4) (B÷D)	$0.25	$0.44	$0.92	$1.19
Dividends declared	$0.45	$0.45	$1.35	$1.35
Weighted average shares outstanding (5)	44,182	44,101	44,251	44,166
Weighted average shares and units outstanding (5) (D)	44,475	44,709	44,581	44,801

(1)	Represents the minority interest in earnings and gains on sales of real estate assets reported as discontinued operations for the periods presented.

(2)	Depreciation on wholly-owned real estate assets is net of the minority interest portion of depreciation in consolidated entities.

(3)	For condominium conversion projects, the Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceeds the greater of their fair value or net book value as of the date the property is acquired by the Company’s taxable REIT subsidiary. For condominium development projects, gains on condominium sales in FFO are equivalent to gains reported under GAAP. See the table entitled “Summary of Condominium Projects” on page 17 for further detail.

(4)	Since the Company does not add back the depreciation of non-real estate assets in its calculation of funds from operations, non-real estate related capital expenditures of $191 and $324 for the three months ended and $613 and $1,932 for the nine months ended September 30, 2008 and 2007, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

(5)	Funds from operations per share were computed using weighted average shares and units outstanding, including the impact of dilutive securities totaling 135 and 275 shares and units for the three and nine months ended September 30, 2008, respectively. Such dilutive securities were antidilutive to the income (loss) per share computations for the three and nine months ended September 30, 2008 since the Company reported a per share loss from continuing operations under generally accepted accounting principles for such periods.

Post Properties, Inc.
Same Store Results
(In thousands, except per share or unit data)
(Unaudited)
Same Store Results
The Company defines fully stabilized or same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities sold and classified as held for sale and communities under rehabilitation. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 25 for a reconciliation of same store net operating income to GAAP net income. The operating performance and capital expenditures of the 36 communities containing 13,693 apartment units which were fully stabilized as of January 1, 2007, is summarized as follows:

	Three months ended			Nine months ended
	September 30,			September 30,
	2008	2007	% Change	2008	2007	% Change
Rental and other revenues	$52,037	$51,588	0.9%	$154,555	$151,377	2.1%

Real estate taxes and insurance expenses	7,999	8,002	—	24,710	23,911	3.3%
Other property operating and maintenance expenses	12,849	12,774	0.6%	37,742	36,397	3.7%

Total property operating and maintenance expenses (excluding depreciation and amortization)	20,848	20,776	0.3%	62,452	60,308	3.6%

Same store net operating income	$31,189	$30,812	1.2%	$92,103	$91,069	1.1%

Capital expenditures (1)
Annually recurring:
Carpet	$759	$756	0.4%	$1,913	$1,945	(1.6)%
Other	1,320	1,023	29.0%	3,953	3,284	20.4%

Total annually recurring	2,079	1,779	16.9%	5,866	5,229	12.2%
Periodically recurring (2)	1,562	856	82.5%	4,375	1,992	119.6%

Total capital expenditures (A)	$3,641	$2,635	38.2%	$10,241	$7,221	41.8%

Total capital expenditures per unit (A ÷ 13,693 units)	$266	$192	38.5%	$748	$527	41.9%

Average monthly rental rate per unit (3)	$1,244	$1,232	1.0%	$1,244	$1,219	2.1%

(1)	See Table 3 on page 28 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented on the consolidated cash flow statements prepared under GAAP.

(2)	Periodically recurring expenditures for the three and nine months ended September 30, 2008 include approximately $515 and $1,471, respectively related to the Company’s new “resident design center” program.

(3)	Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 26 for further information.

Same Store Operating Results by Market –
Comparison of Third Quarter of 2008 to Third Quarter of 2007
(Increase (decrease) from same period in prior year)

	Three months ended				Nine months ended
	September 30, 2008				September 30, 2008
				Average				Average
				Economic				Economic
Market	Revenues(1)	Expenses(1)	NOI(1)	Occupancy	Revenues(1)	Expenses(1)	NOI(1)	Occupancy
Atlanta	1.2%	(0.4)%	2.4%	0.1%	2.9%	1.7%	3.7%	0.5%
Dallas	2.5%	1.8%	3.0%	(0.5)%	4.4%	8.7%	1.1%	0.1%
Washington, DC	0.7%	4.3%	(1.1)%	(0.4)%	1.8%	4.9%	0.2%	(0.1)%
Tampa	(3.4)%	(7.9)%	(0.2)%	0.7%	(2.9)%	0.2%	(5.0)%	(0.7)%
Charlotte	0.6%	(0.8)%	1.2%	(0.4)%	1.9%	3.2%	1.2%	(0.6)%
Houston	4.2%	9.7%	0.0%	(1.1)%	5.6%	9.2%	2.7%	(0.1)%
Austin	5.7%	2.7%	8.2%	0.8%	4.1%	(2.0)%	10.1%	(0.8)%
Orlando	(1.5)%	1.0%	(3.3)%	4.7%	(3.1)%	(13.9)%	6.1%	0.9%

Total	0.9%	0.3%	1.2%	0.0%	2.1%	3.6%	1.1%	0.0%

(1)	See Table 2 on page 26 for a reconciliation of these components of same store net operating income and Table 1 on page 25 for a reconciliation of same store net operating income to GAAP net income.
Same Store Occupancy by Market

								Average Rental
			Average Economic		Average Economic			Rate Per Unit
		% of NOI	Occupancy (1)		Occupancy (1)		Physical	Three Months
		Three months ended	Three months ended		Nine months ended		Occupancy	Ended
	Apartment	September 30,	September 30,		September 30,		at September 30,	September 30,
Market	Units	2008	2008	2007	2008	2007	2008 (2)	2008 (3)
Atlanta	4,243	28.1%	95.7%	95.6%	95.0%	94.5%	95.1%	$1,152
Dallas	3,095	19.2%	95.4%	95.9%	94.8%	94.7%	94.9%	1,078
Washington, DC	1,700	18.7%	94.7%	95.1%	94.3%	94.4%	94.6%	1,769
Tampa	1,877	13.7%	95.4%	94.7%	93.6%	94.3%	95.2%	1,250
Charlotte	1,388	10.7%	94.9%	95.3%	94.0%	94.6%	93.1%	1,188
Houston	837	5.4%	93.5%	94.6%	93.2%	93.3%	94.6%	1,266
Austin	308	2.3%	96.9%	96.1%	95.6%	96.4%	94.2%	1,351
Orlando	245	1.9%	97.9%	93.2%	95.4%	94.5%	95.9%	1,345

Total	13,693	100.0%	95.3%	95.3%	94.5%	94.5%	94.8%	$1,244

(1)	The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts, would have been 94.4% and 94.5% for the three months ended and 93.6% and 93.7% for the nine months ended September 30, 2008 and 2007, respectively. For the three months ended September 30, 2008 and 2007, net concessions were $301 and $232, respectively, and employee discounts were $140 and $156, respectively. For the nine months ended September 30, 2008 and 2007, net concessions were $908 and $659, respectively, and employee discounts were $426 and $465, respectively.

(2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.

(3)	Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 26 for further information.

Same Store Sequential Comparison

	Three months ended
	September 30,	June 30,
	2008	2008	% Change
Rental and other revenues	$52,037	$51,585	0.9%

Real estate taxes and insurance expenses	7,999	8,384	(4.6)%
Other property operating and maintenance expenses	12,849	13,011	(1.2)%

Total property operating and maintenance expenses (excluding depreciation and amortization)	20,848	21,395	(2.6)%

Same store net operating income (1)	$31,189	$30,190	3.3%

Average economic occupancy	95.3%	93.8%	1.5%

Average monthly rental rate per unit	$1,244	$1,246	(0.2)%

(1)	See Table 2 on page 26 for a reconciliation of these components of same store net operating income and Table 1 on page 25 for a reconciliation of same store net operating income to GAAP net income.
Sequential Same Store Operating Results by Market –
Comparison of Third Quarter of 2008 to Second Quarter 2008
(Increase (decrease) between periods)

				Average
				Economic
Market	Revenues (1)	Expenses (1)	NOI (1)	Occupancy
Atlanta	0.7%	3.8%	(1.4)%	1.3%
Dallas	1.1%	(7.1)%	8.4%	1.4%
Washington, DC	0.1%	5.0%	(2.4)%	0.2%
Tampa	0.6%	(10.0)%	9.1%	3.5%
Charlotte	0.5%	(12.6)%	8.2%	0.6%
Houston	2.1%	(5.5)%	9.5%	0.9%
Austin	5.5%	1.6%	8.9%	2.9%
Orlando	2.6%	10.4%	(2.3)%	4.3%

Total	0.9%	(2.6)%	3.3%	1.5%

(1)	See Table 2 on page 26 for a reconciliation of these components of same store net operating income and Table 1 on page 25 for a reconciliation of same store net operating income to GAAP net income.

Post Properties, Inc.
Consolidated Balance Sheets
(In thousands, except per share or unit data)

	September 30,	December 31,
	2008	2007
	(Unaudited)
Assets
Real estate assets
Land	$235,757	$276,680
Building and improvements	1,677,522	1,840,563
Furniture, fixtures and equipment	195,929	204,433
Construction in progress	139,154	134,125
Land held for future development	123,902	154,617

	2,372,264	2,610,418
Less: accumulated depreciation	(514,029)	(562,226)
For-sale condominiums	20,167	38,844
Assets held for sale, net of accumulated depreciation of $86,383 and $4,031 at September 30, 2008 and December 31, 2007, respectively	244,659	24,576

Total real estate assets	2,123,061	2,111,612
Investments in and advances to unconsolidated real estate entities	40,874	23,036
Cash and cash equivalents	4,343	11,557
Restricted cash	11,716	5,642
Deferred charges, net	9,489	10,538
Other assets	38,649	105,756

Total assets	$2,228,132	$2,268,141

Liabilities and shareholders’ equity
Indebtedness, including $62,908 and $0 secured by assets held for sale as of September 30, 2008 and December 31, 2007, respectively	$1,043,418	$1,059,066
Accounts payable and accrued expenses	110,581	100,215
Dividend and distribution payable	19,990	19,933
Accrued interest payable	13,474	4,388
Security deposits and prepaid rents	16,903	11,708

Total liabilities	1,204,366	1,195,310

Minority interest of common unitholders in Operating Partnership	6,034	10,354
Minority interests in consolidated real estate entities	9,542	3,972

Total minority interests	15,576	14,326

Commitments and contingencies
Shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 900 shares issued and outstanding	9	9
7 5/8% Series B Cumulative Redeemable Shares, liquidation preference $25 per share, 2,000 shares issued and outstanding	20	20
Common stock, $.01 par value, 100,000 authorized:
44,131 and 43,825 shares issued, 44,129 and 43,825 shares outstanding at September 30, 2008 and December 31, 2007, respectively	441	438
Additional paid-in-capital	884,331	874,928
Accumulated earnings	129,405	189,985
Accumulated other comprehensive income (loss)	(2,601)	(3,962)

	1,011,605	1,061,418
Less common stock in treasury, at cost, 87 and 72 shares at September 30, 2008 and December 31, 2007, respectively	(3,415)	(2,913)

Total shareholders’ equity	1,008,190	1,058,505

Total liabilities and shareholders’ equity	$2,228,132	$2,268,141

Post Properties, Inc.
Consolidated Debt Summary
(Dollars in thousands, except per share or unit data)
(Unaudited)
Summary of Outstanding Debt at September 30, 2008

			Weighted Average Rate (1)
		Percentage	Three months ended September 30,
Type of Indebtedness	Balance	of Total	2008	2007
Unsecured fixed rate senior notes	$535,000	51.3%	6.4%	6.4%
Secured conventional fixed rate notes	290,261	27.8%	5.3%	6.2%
Secured conventional variable rate notes	92,275	8.8%	6.7%	6.1%
Unsecured lines of credit	125,882	12.1%	3.2%	5.6%

	$1,043,418	100.0%	5.7%	6.3%

		Percentage	Weighted Average Maturity
	Balance	of Total Debt	of Total Debt (2)
Total fixed rate debt	$825,261	79.1%	3.6
Total variable rate debt	218,157	20.9%	9.7

Total debt	$1,043,418	100.0%	4.9

Debt Maturities

			Weighted Average Rate
Aggregate debt maturities by year	Amount		on Debt Maturities (1)
Remainder of 2008	$965		5.8%
2009	76,618		5.5%
2010	314,510	(3)	5.9%
2011	141,431		5.4%
2012	103,296		5.5%
Thereafter	406,598		5.9%

	$1,043,418		5.7%

Debt Statistics

	Nine months ended
	September 30,
	2008	2007
Interest coverage ratio (4)(5)	2.1x	2.4x
Fixed charge coverage ratio (4)(6)	1.8x	2.0x
Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (7)	39.3%	40.0%
Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (7)	42.7%	43.4%

(1)	Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates for the three months ended September 30, 2007 are based on the debt outstanding for that period.

(2)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.

(3)	Includes outstanding balances on lines of credit of $125,882 maturing in 2010.

(4)	Calculated for the nine months ended September 30, 2008 and 2007.

(5)	Interest coverage ratio is defined as net income available for debt service divided by interest expense. For purposes of this calculation, net income available for debt service represents income from continuing operations, before preferred or common minority interest, gains on sales of real estate and investment sales, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities, and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and interest expense to consolidated interest expense is included in Table 4 on page 29.

(6)	Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders and distributions to preferred unitholders. For purposes of this calculation, net income available for debt service represents earnings from continuing operations, before preferred or common minority interest, gains on sales of real estate and investment sales, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities, and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the fixed coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and fixed charges to consolidated interest expense plus preferred dividends to shareholders and preferred distributions to unitholders is included in Table 4 on page 29.

(7)	A computation of the debt ratios is included in Table 5 on page 30.

Post Properties, Inc.
Consolidated Debt Summary (cont.)
(Dollars in thousands, except per share or unit data)
(Unaudited)
Financial Debt Covenants — Senior Unsecured Public Notes

	As of
Covenant requirement (1)	September 30, 2008
Consolidated Debt to Total Assets cannot exceed 60%	37%
Secured Debt to Total Assets cannot exceed 40%	14%
Total Unencumbered Assets to Unsecured Debt must be at least 1.5/1	3.4	x
Consolidated Income Available for Debt Service Charge must be at least 1.5/1	2.4	x

(1)	A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures are detailed below.

	As of
	September 30, 2008
Ratio of Consolidated Debt to Total Assets

Consolidated debt, per balance sheet (A)	$1,043,418

Total assets, as defined (B) (Table A)	$2,819,055

Computed ratio (A÷B)	37%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Total secured debt (C)	$382,536

Computed ratio (C÷B)	14%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Consolidated debt, per balance sheet (A)	$1,043,418
Total secured debt (C)	(382,536)

Total unsecured debt (D)	$660,882

Total unencumbered assets, as defined (E) (Table A)	$2,228,930

Computed ratio (E÷D)	3.4	x

Required minimum ratio	1.5	x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge

Consolidated Income Available for Debt Service, as defined (F) (Table B)	$127,252

Annual Debt Service Charge, as defined (G) (Table B)	$52,828

Computed ratio (F÷G)	2.4	x

Required minimum ratio	1.5	x

Post Properties, Inc.
Consolidated Debt Summary (cont.)
(Dollars in thousands, except per share or unit data)
(Unaudited)
Table A
Calculation of Total Assets and Total Unencumbered Assets for Public Debt Covenant Computations

As of
September 30, 2008
Total real estate assets	$2,123,061
Add:
Investments in and advances to unconsolidated real estate entities	40,874
Accumulated depreciation	514,029
Accumulated depreciation on assets held for sale	86,383
Other tangible assets	54,708

Total assets for public debt covenant computations	2,819,055
Less:
Encumbered real estate assets	(590,125)

Total unencumbered assets for public debt covenant computations	$2,228,930

Table B
Calculation of Consolidated Income Available for Debt Service and Annual Debt Service Change for Public Covenant Computations (1)

Nine months ended
Consolidated income available for debt service	September 30, 2008
Net income	$4,699
Add:
Minority interest of common unitholders	(8)
Minority interest in consolidated property partnerships — gains on sales of real estate assets — continuing operations	29

Income before minority interest	4,720
Add:
Non-cash impairment charges	28,947
Depreciation	43,628
Depreciation (company share) of assets held in unconsolidated entities	1,042
Depreciation of discontinued operations	3,623
Amortization of deferred financing costs	2,579
Interest expense	31,739
Interest expense (company share) of assets held in unconsolidated entities	2,185
Interest expense of discontinued operations	5,697
Less:
Gains on sales of real estate assets, net — continuing operations	(2,227)
Gains on sales of real estate assets — discontinued operations	(25,831)
Other income	(663)

Consolidated income available for debt service	$95,439

Consolidated income available for debt service (annualized)	$127,252

Annual debt service charge
Consolidated interest expense	$31,739
Interest expense (company share) of assets held in unconsolidated entities	2,185
Interest expense of discontinued operations	5,697

Debt service charge	$39,621

Debt service charge (annualized)	$52,828

(1)	The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized 2007 results for comparison and presentation purposes. The computations using annual financial data also reflect compliance with the debt covenants.

Post Properties, Inc.
Summary Of Communities Under Construction
($ in millions)

									Costs			Estimated
								Company	Incurred	Quarter	Quarter of	Quarter of		Units
		Number		Retail	Company		Estimated	Share of	as of	of Const.	First Units	Stabilized	Units	Under	Units
Community	Location	of Units		Sq. Ft.	Ownership		Cost	Est. Cost	09/30/08	Start	Available	Occupancy(1)	Leased(2)	Contract(3)	Closed(2)
									(Company
									Share)
Apartments (6):
Post Alexander™	Atlanta, GA	307		—	100%		$59.4	$59.4	$56.2	2Q 2006	1Q 2008	2Q 2009	143	N/A	N/A
Post Eastside™	Dallas, TX	435		37,900	100%		56.7	56.7	40.9	4Q 2006	2Q 2008	4Q 2009	107	N/A	N/A
Post Frisco Bridges™	Dallas, TX	269		29,000	100%		41.3	41.3	18.8	3Q 2007	1Q 2009	2Q 2010	—	N/A	N/A
Post Park®	Wash. DC	396		1,700	100%		84.7	84.7	37.0	4Q 2007	1Q 2009	3Q 2010	—	N/A	N/A
Post West Austin™	Austin, TX	329		—	100%		53.2	53.2	25.8	4Q 2007	1Q 2009	1Q 2010	—	N/A	N/A

Total Apartments		1,736		68,600			$295.3	$295.3	$178.7				250

Condominiums (6):
The Ritz-Carlton Residences, Atlanta, Buckhead (4)	Atlanta, GA	129	(5)	—	62.5	%(4)	$112.7	$78.4	$26.9	3Q 2007	4Q 2009	N/A	N/A	—	—
Four Seasons Residences	Austin, TX	147	(5)	8,000	100%		133.5	133.5	35.8	1Q 2008	4Q 2009	N/A	N/A	60	—

Total Condominiums		276		8,000			$246.2	$211.9	$62.7					60	—

(1)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction.

(2)	As of October 27, 2008.

(3)	As of October 27, 2008, represents the total number of units under contract for sale upon completion and delivery of the units. There can be no assurance that condominium units under contract will close.

(4)	The amounts reflected for this project represent the condominium portion of a mixed-use development currently being developed in an entity owned with other third-party developers. The condominium portion of the project is owned through a joint venture with an Atlanta-based condominium development partner and is branded as The Ritz-Carlton Residences, Atlanta, Buckhead. See footnote 2 on page 20 for further information concerning this venture.

(5)	Due to the combination of certain contiguous units, the aggregate unit count was reduced from 137 to 129 units for the Ritz-Carlton Residences and 168 units to 147 units for the Four Seasons Residences.

(6)	Investments were generally underwritten to achieve targeted yields of approximately 6.00%-6.75% for apartment developments and approximately 20% pre-tax margins on estimated costs for condominium developments. Targeted yields for apartment developments represents the projected unlevered property net operating income (after adjustments for 3% management fee and $300 per unit capital reserves) as a percentage of total estimated construction costs. Targeted pre-tax margins for condominium developments represent projected pre-tax profits from condominium sales activities as a percentage of total estimated construction costs. There can be no assurance that these targets will be achieved.

Post Properties, Inc.
Summary of Land Held for Future Development and Sale
The following are land positions (including pre-development costs incurred to date) that the Company currently holds. There can be no assurance that projects held for future development will commence construction in the future or at all or that land held for sale will close. The Company assumes no obligation to update this outlook in the future.
Land Held for Future Development:

		Carrying Value
		At September 30, 2008	Estimated Usable
Project	Metro Area	(in thousands)	Acreage
Alexander	Atlanta, GA	$9,147	2.5
Allen Plaza	Atlanta, GA	27,482	5.6
South Lamar	Austin, TX	9,385	4.0
Morningside (1)	Charlotte, NC	—	5.1
Frisco Bridges II	Dallas, TX	5,456	5.4
Midtown Square III	Houston, TX	3,486	1.6
Richmond	Houston, TX	7,174	2.1
Baldwin Park	Orlando, FL	17,554	13.5
Wade	Raleigh, NC	22,013	31.4
Soho Square	Tampa, FL	10,658	4.1
Carlyle Square II	Washington, D.C.	11,547	2.4

Total Land Held for Future Development		$123,902	77.7

Land Held for Sale:

		Carrying Value
		At September 30, 2008	Estimated Usable
Project	Metro Area	(in thousands)	Acreage
Millennium	Atlanta, GA	$5,550	1.0
Spring Hill	Atlanta, GA	2,023	9.1
Wade	Raleigh, NC	15,900	49.1
Citrus Park	Tampa, FL	5,967	17.7

Total Land Held for Sale		$29,440	76.9

(1)	Site under contract to purchase. There can be no assurance that this land purchase will close. As of September 30, 2008, the Company had incurred pursuit costs and deposits totaling approximately $1.3 million related to this project.

Post Properties, Inc.
Summary Of Communities Under Rehabilitation
(Dollars in thousands, except per square foot)

					Average Monthly Rental		Property NOI	Property NOI
					Rate Per Sq. Ft. (1)		For the Fiscal	For the	Undepreciated	Projected	Number of Units
				Average	Actual	Projected	Year Preceding	Three Months	Book Value	Total	As of September 30, 2008
		Year	Total	Sq. Ft.	Prior to	After	The Start of	Ended	Prior to	Rehabilitation		Out
Project	Location	Completed	Units	Per Unit (1)	Rehabilitation	Rehabilitation	Rehabilitation	September 30, 2008	Rehabilitation	Capital Cost (2)	Completed	of Service
Post Heights™	Dallas, TX	1998-1999	368	845	$1.35	$1.58	$2,598	$366	$42,195	$10,700	173	42
Post Peachtree Hills®	Atlanta, GA	1992-1994	300	978	1.12	1.42	2,436	287	19,539	10,600	125	49

			668						$61,734	$21,300	298	91

	Rehabilitation Cost Incurred in						Projected
	The Three Months Ended			Rehabilitation Capital Cost Incurred			Remaining
	September 30, 2008			As of September 30, 2008			Rehabilitation		Projected	Projected
	Revenue-	Non-Revenue-	Total	Revenue-	Non-Revenue-	Total	Capital Cost	Quarter of	Quarter of	Quarter of
	Generating	Generating	Capital	Generating	Generating	Capital	To be	Rehabilitation	Rehabilitation	Re-Stabilized
Project	Capital Cost	Capital Cost	Cost	Capital Cost	Capital Cost	Cost	Incurred	Start	Completion	Occupancy
Post Heights™	$2,048	$—	$2,048	$5,100	$24	$5,124	$5,576	1Q 2008	2Q 2009	1Q 2010
Post Peachtree Hills®	2,528	—	2,528	4,877	5	4,882	5,718	1Q 2008	2Q 2009	4Q 2009

	$4,576	$—	$4,576	$9,977	$29	$10,006	$11,294

(1)	Average square footage information is based on approximate amounts and individual unit sizes may vary. There can be no assurance that the projected average monthly rental rates after the rehabilitation will be achieved.

(2)	Includes approximately $ 1,600 of projected non-revenue generating capital costs.

Post Properties, Inc.
Summary Of Condominium Projects
(Dollars in thousands)

					# of Rental Units	Average		Transfer	Book Value	Units(4)
		Year	Sale	Total	Occupied as of	Unit	Project Transfer	Price/Est. Cost	as of			Under	Available
Project	Location	Completed	Start Date	Units	09/30/08	Sq. Ft.(1)	Price/Est. Cost(2)	Per Unit	09/30/08(3)	Total	Closed	Contract	for Sale
Condominium Conversion Projects
Harbour Place City Homes™	Tampa, FL	1999	Q2 2006	206	1	1,036	$37,000	$180	$2,752	206	165	1	40
RISETM	Houston, TX	2000	Q2 2006	143	22	1,407	26,250	184	7,301	143	101	1	41
Condominium Development Projects
The Condominiums at Carlyle Square™	Washington, DC	2007	2Q 2007	145	N/A	855	46,200	319	3,773	145	137	1	7
Mercer Square™	Dallas, TX	2007	3Q 2007	85	N/A	1,094	18,600	218	6,341	85	51	3	31

				579					$20,167	579	454	6	119

Financial Summary – Aggregate Condominium Activity

	Three months ended			Three months ended			Nine months ended			Nine months ended			Cumulative through
	September 30, 2008			September 30, 2007			September 30, 2008			September 30, 2007			September 30, 2008
			FFO			FFO			FFO			FFO			FFO
			Incremental			Incremental			Incremental			Incremental			Incremental
	Units	Gross	Gain on	Units	Gross	Gain on	Units	Gross	Gain on	Units	Gross	Gain on	Units	Gross	Gain on
Project	Closed	Revenues	Sale(6)(7)	Closed	Revenues	Sale(6)(7)	Closed	Revenues	Sale(6)(7)	Closed	Revenues	Sale(6)(7)	Closed	Revenues	Sale(6)
Condominium Conversion Projects
Harbour Place City Homes™	1	$230	$(688)	16	$3,694	$(829)	12	$2,735	$(1,916)	51	$12,081	$(1,390)	164	$40,480	$(2,462)
RISETM	11	2,298	(82)	11	3,048	(652)	25	6,626	(759)	31	8,457	(375)	98	25,170	(1,478)
588TM (5)	—	—	—	—	—	—	—	—	—	1	560	179	127	34,557	3,526
The Peachtree ResidencesTM (5)	—	—	—	1	260	4	—	—	—	12	4,592	92	121	41,547	562
Condominium Development Projects
The Condominiums at Carlyle Square™	8	3,342	324	39	18,628	3,926	30	11,260	1,890	74	35,923	6,901	131	57,583	9,657
Mercer Square™	10	2,758	440	17	5,131	420	23	6,355	925	17	5,131	188	51	14,567	1,141

	30	8,628	(6)	84	30,761	2,869	90	26,976	140	186	66,744	5,595	692	213,904	10,946
Other	—	5	(155)	—	—	28	—	5	(562)	—	—	(147)	—	13	(1,199)

Total	30	$8,633	$(161)	84	$30,761	$2,897	90	$26,981	$(422)	186	$66,744	$5,448	692	$213,917	$9,747

(1)	Average square footage information is based on approximate amounts and individual unit sizes may vary.

(2)	Transfer price for purposes of computing incremental gains on condominium sales included in FFO at conversion projects reflects the greater of (1) the estimated fair value on the date the project was acquired by the Company’s taxable REIT subsidiary (as supported by independently-prepared, third-party appraisals) or (2) its net book value at that time.

(3)	Including the Company’s share of total estimated construction costs of ground-up condominiums being developed and not yet in active sales (see page 14) of approximately $211.9 million and book value of unsold condominiums above, committed capital to the condominium business at September 30, 2008 totaled approximately $232.1 million.

(4)	Unit status is as of October 27, 2008. There can be no assurance that condominium units under contract will close.

(5)	Final condominium closings occurred in 2007 at these communities. The Peachtree ResidencesTM is owned in an unconsolidated entity, where the Company’s equity ownership is 35%. Amounts shown, except for incremental gains on condominium sales included in FFO represents gross amounts at the unconsolidated entity level.

(6)	For conversion projects, the Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceed the “transfer price” as described in note 2 above. For development projects, gains on condominium sales in FFO are equivalent to gains reported under GAAP.

(7)	For co-investment projects, amounts are net of minority interests of $12 and $483 for the three months and $29 and $1,184 for the nine months ended September 30, 2008 and 2007, respectively. Excludes the impact of income tax expense attributable to gains on condominium sales, as applicable. There was no income tax provision for the three and nine months ended September 30, 2008 and 2007.

Post Properties, Inc.
Community Acquisition and Disposition Summary

				Gross Amount	Gross
Property Name/Period	Location	Units	Year Built	Per Unit	Amount
Acquisitions
Q3 2007
Post Lake® at Baldwin Park	Orlando, FL	350	2004 – 2007	$211,429	$74,000,000

2007 YTD Total					$74,000,000

Average Cap Rate – Acquisitions – 2007					4.2	%(1)

Dispositions
Q1 2007
Post Oak™	Atlanta, GA	182	1993	$131,868	$24,000,000

Q2 2007
Post Collier Hills®	Atlanta, GA	396	1997	$140,327	41,677,000	(3)
Post Crest®	Atlanta, GA	410	1996	$158,125	48,623,000	(3)

Q4 2007
Post Ashford®	Atlanta, GA	222	1987	$103,603	23,000,000
Post Lindbergh®	Atlanta, GA	396	1998	$154,542	45,899,000	(3)
Post Vinings®	Atlanta, GA	403	1989-1991	$111,166	44,800,000

2007 YTD Total					$227,999,000

Average Cap Rate – Dispositions – 2007					5.0	%(2)

Q1 2008
Post Wilson™	Dallas, TX	143	1999	$138,811	$19,850,000

Q3 2008
Post Oglethorpe®	Atlanta, GA	250	1994	$154,000	38,500,000

Q4 2008
Post Woods®	Atlanta, GA	494	1977-1983	$106,781	52,750,000

2008 YTD Total					$111,100,000

Average Cap Rate – Dispositions – 2008					6.0	%(2)

(1)	Based on projected first twelve-month net operating income upon achievement of stabilized operations (as it relates to the second phase of Post Lake® at Baldwin Park which is in lease-up) and after adjustment for management fee (3.0%) and capital reserves ($300/unit). Also assumes that the Company will initially spend up to $2.9 million relating to closing costs and other amounts it plans to spend to improve this community.

(2)	Based on trailing twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit).

(3)	The Company transferred these communities to an unconsolidated entity, in which the Company retained a 25% interest. These amounts reflect the 75% portion of the gross transfer price effectively acquired by the institutional investor.

Post Properties, Inc.
Capitalized Costs Summary
(Dollars in thousands, except per share or unit data)
(Unaudited)
The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment and condominium communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred. Additionally, for new development communities, carpet, vinyl and blind replacements are expensed as incurred during the first five years (which corresponds to the estimated depreciable life of these assets) after construction completion. Thereafter, these replacements are capitalized. Further, the Company expenses as incurred the interior and exterior painting of operating communities, unless those communities are under major rehabilitation.
The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment and condominium communities under development, construction, and major rehabilitation. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment and condominium community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing and sales activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.
A summary of community acquisition and development improvements and other capitalized expenditures for the three and nine months ended September 30, 2008 and 2007 is detailed below.

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Development and acquisition expenditures (1)	$35,951	$175,921	$116,564	$242,541
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating improvements (2)	4,603	3,440	12,554	10,646
Other community additions and improvements (3)	1,783	1,756	5,114	5,623
Annually recurring capital expenditures
Carpet replacements and other community additions and improvements (4)	2,953	2,735	8,592	8,815
Corporate additions and improvements	191	324	613	1,932

	$45,481	$184,176	$143,437	$269,557

Other Data
Capitalized interest	$2,875	$2,864	$9,546	$8,659

Capitalized development and associated costs (5)	$1,247	$1,264	$4,575	$2,749

(1)	Reflects aggregate community acquisition and development costs, exclusive of the change in construction payables and assumed debt, if any, between years.

(2)	Represents expenditures for community rehabilitations and other unit upgrade costs that enhance the rental value of such units (see page 16).

(3)	Represents community improvement expenditures (e.g. property upgrades) that generally occur less frequently than on an annual basis.

(4)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.

(5)	Reflects internal personnel and associated costs capitalized to construction and development activities.

Post Properties, Inc.
Investments in Unconsolidated Real Estate Entities
(Dollars in thousands, except per share or unit data)
(Unaudited)
Apartments and Condominium Development Communities
The Company holds investments in limited liability companies (the “Property LLCs”) with institutional investors and accounts for its investments in these Property LLCs using the equity method of accounting. A summary of non-financial and financial information for the Property LLCs is as follows:
Non-Financial Data

		Property		Ownership
Joint Venture Property	Location	Type	# of Units	Interest
Post Collier Hills® (1)	Atlanta, GA	Apartments	396	25%
Post Crest® (1)	Atlanta, GA	Apartments	410	25%
Post Lindbergh® (1)	Atlanta, GA	Apartments	396	25%
Post Biltmore™	Atlanta, GA	Apartments	276	35%
Post Massachusetts Avenue™	Washington, D.C.	Apartments	269	35%
3630 Peachtree North Tower	Atlanta, GA	Land	—	50%
3630 Peachtree South Tower (2)	Atlanta, GA	Mixed-Use	129	48%
Financial Data

	As of						Three Months Ended		Nine Months Ended
	September 30, 2008						September 30, 2008		September 30, 2008
	Gross Investment	Mortgage/Construction		Entity	Company’s Equity		Entity	Company’s	Entity	Company’s
Joint Venture Property	in Real Estate (8)	Notes Payable		Equity	Investment		NOI	Equity in Earnings	NOI	Equity in Earnings
Post Collier Hills® (1)	$54,504	$39,565	(3)	$13,982	$(3,978	)(1)	$684	$(3)	$2,159	$22
Post Crest® (1)	63,748	46,159	(3)	16,310	(6,325	)(1)	778	(6)	2,356	(7)
Post Lindbergh® (1)	60,181	41,000	(4)	18,938	(3,745	)(1)	699	(13)	2,313	18
Post Biltmore™	36,278	29,272	(5)	1,798	2,499		622	33	1,842	213
Post Massachusetts Avenue™	69,170	50,500	(6)	9,900	6,701		1,570	271	4,460	857
3630 Peachtree North Tower	9,518	6,542	(7)	3,066	1,533		6	—	6	—
3630 Peachtree South Tower (2)	107,841	66,848	(7)	46,831	30,141	(2)	(49)	(22)	(91)	(22)

Total	$401,240	$279,886		$110,825	$26,826		$4,310	$260	$13,045	$1,081

(1)	In 2007, the Company’s investment in the 25% owned Property LLC resulted from the transfer of three previously owned apartment communities to the Property LLC co-owned with an institutional investor. The assets, liabilities and members’ equity of the Property LLC were recorded at fair value based on agreed-upon amounts contributed to the venture. The credit investments in the Company’s 25% owned Property LLC resulted from financing proceeds distributed in excess of the Company’s historical cost-basis investment. These credit investments are reflected in consolidated liabilities on the Company’s consolidated balance sheet.

(2)	The mixed-use project (the “Master JV”) consists of 129 luxury for-sale condominiums to be marketed as The Ritz-Carlton Residences, Atlanta, Buckhead (sponsored through a joint venture between the Company and a private condominium developer; the “Condo JV”) and approximately 425,000 square feet of Class A office space (sponsored through a joint venture between an office REIT and a private office developer). The Condo JV owns an approximate 48% pro-rata interest in the Master JV accounted for on the equity method, representing the condominium portion of the project. The Company has a $15,500 preferred equity interest and a 62.5% residual equity interest in the Condo JV and, consequently, consolidates that entity on its balance sheet. The minority partner’s equity interest in the condo JV, totaling $6,817, is included in the Company’s equity investment reflected above. The Company’s share of gross real estate assets and construction notes payable, net of its partners’ interests, at September 30, 2008 was $26,936 and $12,056, respectively. See page 14 for further information regarding the for-sale condominium portion of the project.

(3)	These notes bear interest at a fixed rate of 5.63% and mature in 2017.

(4)	This note bears interest at a fixed rate of 5.71% and matures in 2017.

(5)	This note bears interest at a fixed rate of 5.83% and requires monthly interest only payments through 2013. The note is prepayable without penalty in September 2011.

(6)	This note bears interest at a fixed rate of 5.82% and requires monthly interest only payments through 2013. The note is prepayable without penalty in September 2011.

(7)	At September 30, 2008, $73,390 was outstanding under a $187,128 construction loan facility bearing interest at a variable rate of LIBOR plus 1.35% and which matures in 2011.

(8)	Represents GAAP basis net book value plus accumulated depreciation.

Post Properties, Inc.
Net Asset Value Supplemental Information
(Dollars in thousands, except per share or unit data)
(Unaudited)
This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income (“NOI”), which is a supplemental non-GAAP financial measure that the Company uses internally to calculate Net Asset Value (“NAV”). These measures, as adjusted, are also non-GAAP financial measures. With the exception of NOI, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below.
The Company presents below NOI for the quarter ended September 30, 2008 for properties stabilized by July 1, 2008 so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized by July 1, 2008 are presented at full undepreciated cost. Other tangible assets, total liabilities and the liquidation value of preferred shares are also presented.
Financial Data
(In thousands)

	Three months ended			As
Income Statement Data	September 30, 2008	Adjustments		Adjusted
Rental revenues	$63,700	$5,053	(1)	$68,753
Other property revenues	3,882	98	(1)	3,980

Total rental and other revenues (A)	67,582	5,151		72,733
Property operating & maintenance expenses (excluding depreciation and amortization) (B)	32,545	(4,680	)(1)	27,865

Property net operating income (Table 1) (A-B)	$35,037	$9,831		$44,868

Assumed property management fee (calculated at 3% of revenues) (A x 3%)				(2,182)
Assumed property capital expenditure reserve ($300 per unit per year based on 17,628 units)				(1,322)

Adjusted property net operating income				$41,364

Annualized property net operating income (C)				$165,456

Apartment units represented (D)	21,890	(4,262	)(1)	17,628

	As of			As
Other Asset Data	September 30, 2008	Adjustments		Adjusted
Cash & equivalents	$4,343			$4,343
Real estate assets under construction, lease-up, conversion or rehabilitation, at cost (2)	139,154	218,864	(2)	358,018
Land held for future development	123,902			123,902
For-sale condominiums and assets held for sale (3)	264,826	(203,702	)(3)	61,124
Investments in and advances to unconsolidated real estate entities (4)	40,874	(9,200)4)		31,674
Restricted cash and other assets	50,365			50,365
Cash & other assets of unconsolidated real estate entities (5)	5,872	(4,182	)(5)	1,690

Total (E)	$629,336	$1,780		$631,116

Other Liability Data
Indebtedness	$1,043,418			$1,043,418
Other liabilities (6)	170,490	(27,421	)(6)	143,069
Total liabilities of unconsolidated real estate entities (7)	208,883	(148,578	)(7)	60,305

Total (F)	$1,422,791	$(175,999)		$1,246,792

Other Data

	As of September 30, 2008
	# Shares/Units	Stock Price	Implied Value
Liquidation value of preferred shares (G)			$95,000

Common shares outstanding	44,129
Common units outstanding	293

Total (H)	44,422	$27.97	$1,242,483

Implied market value of Company gross real estate assets (I) = (F+G+H-E)			$1,953,159

Implied Portfolio Capitalization Rate (C÷I)			8.5%

Implied Market Value of Company gross real estate assets per unit (I÷D)			$110.8

(1)	The following table summarizes the adjustments made to the components of property net operating income for the three months ended September 30, 2008 to adjust property net operating income to the Company’s share for fully stabilized communities:

	Rental Revenue	Other Revenue	Expenses	Units
Under construction, lease-up, conversion or rehabilitation	$(4,082)	$(288)	$(2,784)	(2,962)
Corporate property management expenses			(2,995)
Company share of unconsolidated entities	2,030	131	764	(1,256)
Held for sale operating properties	9,947	369	3,304	(44)
Corporate apartments and other	(2,842)	(114)	(2,969)

	$5,053	$98	$(4,680)	(4,262)

(2)	The “As Adjusted” amount represents CIP balance per the Company’s balance sheet plus the costs of properties under construction and lease-up that have been transferred to operating real estate assets as apartment units are completed, plus the gross book value for communities under rehabilitation during the third quarter of 2008.

(3)	The adjustment reflects a reduction for the depreciated book value of seven apartment communities held for sale and included in discontinued operations at September 30, 2008, as the net property operating income of these communities has been included in adjusted property net operating income reflected above (see note 1).

(4)	The adjustment reflects a reduction for the investments in unconsolidated entities for entities with operating real estate assets as the Company’s net operating income of such investments is included in the adjusted net operating income reflected above. The “As Adjusted” amount represents the consolidated equity investment in 3630 Peachtree South Tower (i.e., The Ritz-Carlton Residences, Atlanta, Buckhead) and the Company’s equity investment in 3630 Peachtree North Tower. Minority interest related to 3630 Peachtree South Tower of $6,817 is included in the “As Adjusted” amount in Other Liabilities.

(5)	The “As of September 30, 2008” amount represents cash and other assets of unconsolidated apartment entities. The adjustment includes a reduction for the venture partners’ respective share of cash and other assets. The “As Adjusted” amount represents the Company’s respective share of the cash and other assets of unconsolidated apartment entities.

(6)	The “As of September 30, 2008” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses, security deposits and prepaid rents, credit investment balances of the Company’s investment in unconsolidated entities and minority interests in consolidated real estate entities as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense of $13,373 and for credit investment balances of the Company’s investment in three unconsolidated entities of $14,048.

(7)	The “As of September 30, 2008” amount represents total liabilities of unconsolidated apartment entities. The adjustment represents a reduction for the venture partner’s respective share of liabilities. The “As Adjusted” amount represents the Company’s respective share of liabilities of unconsolidated apartment entities.

Post Properties, Inc.
Non-GAAP Financial Measures and Other Defined Terms
(Dollars in thousands, except per share or unit data)
(Unaudited)
Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms
The Company uses certain non-GAAP financial measures and other defined terms in this accompanying Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures and certain debt statistics and ratios. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.
Funds from Operations — The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable operating property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.
Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to FFO.
Adjusted Funds From Operations — The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures after adjusting for the impact of non-cash straight-line long-term ground lease expense, non-cash impairment charges, non-cash income (loss) related to mark-to-market of interest rate swap agreements, and strategic review costs. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to AFFO.
Property Net Operating Income — The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI.

Same Store Capital Expenditures — The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of communities stabilized in the prior year, lease-up communities, rehabilitation communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures are the lines on the Company’s consolidated statements of cash flows entitled “annually recurring capital expenditures” and “periodically recurring capital expenditures.”
Debt Statistics and Debt Ratios — The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) an interest coverage ratio; (2) a fixed charge coverage ratio; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; and (8) a ratio of consolidated income available to debt service to annual debt service charge. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.
Average Economic Occupancy — The Company uses average economic occupancy as a statistical measure of operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.

Reconciliations of Supplemental Non-GAAP Financial Measures
Table 1
Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income
(Dollars in thousands)
(Unaudited)

	Three months ended			Nine months ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2008	2007	2008	2008	2007
Total same store NOI	$31,189	$30,812	$30,190	$92,103	$91,069
Property NOI from other operating segments	3,848	3,258	2,625	8,777	7,973

Consolidated property NOI	35,037	34,070	32,815	100,880	99,042

Add (subtract):
Interest income	96	189	61	367	652
Other revenues	261	171	235	735	416
Minority interest in consolidated property partnerships	52	(452)	427	113	(1,146)
Depreciation	(14,979)	(14,522)	(14,386)	(43,628)	(43,248)
Interest expense	(11,471)	(10,658)	(10,112)	(31,739)	(32,566)
Amortization of deferred financing costs	(869)	(828)	(859)	(2,579)	(2,469)
General and administrative	(4,461)	(4,761)	(4,956)	(15,265)	(16,168)
Investment and development	(1,834)	(2,007)	(1,356)	(4,648)	(5,512)
Strategic review costs	—	—	(2,091)	(8,161)	—
Impairment, severance and other charges	(5,002)	—	(29,300)	(34,302)	—
Gains on sales of real estate assets, net	476	5,061	(368)	2,227	71,506
Equity in income of unconsolidated real estate entities	260	402	420	1,081	1,216
Other income (expense)	534	(262)	66	426	(784)
Minority interest of common unitholders	14	(41)	238	298	(923)

Income (loss) from continuing operations	(1,886)	6,362	(29,166)	(34,195)	70,016
Income from discontinued operations	28,962	4,687	4,103	38,894	29,441

Net income (loss)	$27,076	$11,049	$(25,063)	$4,699	$99,457

Table 2
Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market
(Dollars in thousands)

	Three Months Ended			Q3 ‘08	Q3 ‘08	Q3 ‘08
	September 30,	September 30,	June 30,	vs. Q3 ‘07	vs. Q2 ‘08	% Same
	2008	2007	2008	% Change	% Change	Store NOI
Rental and other revenues
Atlanta	$15,075	$14,898	$14,969	1.2%	0.7%
Dallas	10,435	10,182	10,320	2.5%	1.1%
Washington, D.C.	8,999	8,935	8,991	0.7%	0.1%
Tampa	7,141	7,395	7,101	(3.4)%	0.6%
Charlotte	4,937	4,909	4,912	0.6%	0.5%
Houston	3,134	3,007	3,070	4.2%	2.1%
Austin	1,299	1,229	1,231	5.7%	5.5%
Orlando	1,017	1,033	991	(1.5)%	2.6%

Total rental and other revenues	52,037	51,588	51,585	0.9%	0.9%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	6,300	6,327	6,072	(0.4)%	3.8%
Dallas	4,485	4,404	4,830	1.8%	(7.1)%
Washington, D.C.	3,173	3,042	3,023	4.3%	5.0%
Tampa	2,869	3,116	3,187	(7.9)%	(10.0)%
Charlotte	1,585	1,597	1,813	(0.8)%	(12.6)%
Houston	1,436	1,309	1,519	9.7%	(5.5)%
Austin	575	560	566	2.7%	1.6%
Orlando	425	421	385	1.0%	10.4%

Total	20,848	20,776	21,395	0.3%	(2.6)%

Net operating income
Atlanta	8,775	8,571	8,897	2.4%	(1.4)%	28.1%
Dallas	5,950	5,778	5,490	3.0%	8.4%	19.2%
Washington, D.C.	5,826	5,893	5,968	(1.1)%	(2.4)%	18.7%
Tampa	4,272	4,279	3,914	(0.2)%	9.1%	13.7%
Charlotte	3,352	3,312	3,099	1.2%	8.2%	10.7%
Houston	1,698	1,698	1,551	0.0%	9.5%	5.4%
Austin	724	669	665	8.2%	8.9%	2.3%
Orlando	592	612	606	(3.3)%	(2.3)%	1.9%

Total same store NOI	$31,189	$30,812	$30,190	1.2%	3.3%	100.0%

Average rental rate per unit
Atlanta	$1,152	$1,134		1.6%
Dallas	1,078	1,048		2.9%
Washington, D.C.	1,769	1,747		1.3%
Tampa	1,250	1,310		(4.6)%
Charlotte	1,188	1,181		0.6%
Houston	1,266	1,192		6.2%
Austin	1,351	1,297		4.2%
Orlando	1,345	1,434		(6.2)%
Total average rental rate per unit	1,244	1,232		1.0%

Table 2 (con’t)
Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market
(Dollars in thousands)

	Nine months ended
	September 30,	September 30,
	2008	2007	% Change
Rental and other revenues
Atlanta	$44,831	$43,577	2.9%
Dallas	30,787	29,501	4.4%
Washington, D.C.	26,854	26,388	1.8%
Tampa	21,424	22,063	(2.9)%
Charlotte	14,633	14,366	1.9%
Houston	9,235	8,745	5.6%
Austin	3,769	3,619	4.1%
Orlando	3,022	3,118	(3.1)%

Total rental and other revenues	154,555	151,377	2.1%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	18,145	17,835	1.7%
Dallas	13,816	12,715	8.7%
Washington, D.C.	9,236	8,801	4.9%
Tampa	9,033	9,013	0.2%
Charlotte	4,964	4,811	3.2%
Houston	4,289	3,929	9.2%
Austin	1,734	1,770	(2.0)%
Orlando	1,235	1,434	(13.9)%

Total	62,452	60,308	3.6%

Net operating income
Atlanta	26,686	25,742	3.7%
Dallas	16,971	16,786	1.1%
Washington, D.C.	17,618	17,587	0.2%
Tampa	12,391	13,050	(5.0)%
Charlotte	9,669	9,555	1.2%
Houston	4,946	4,816	2.7%
Austin	2,035	1,849	10.1%
Orlando	1,787	1,684	6.1%

Total same store NOI	$92,103	$91,069	1.1%

Average rental rate per unit
Atlanta	$1,149	$1,123	2.3%
Dallas	1,071	1,036	3.4%
Washington, D.C.	1,766	1,728	2.2%
Tampa	1,277	1,308	(2.4)%
Charlotte	1,187	1,159	2.4%
Houston	1,248	1,173	6.4%
Austin	1,334	1,270	5.0%
Orlando	1,373	1,427	(3.8)%
Total average rental rate per unit	1,244	1,219	2.1%

Table 3
Reconciliation of Segment Cash Flow Data to Statements of Cash Flows
(Dollars in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Annually recurring capital expenditures by operating segment
Fully stabilized	$2,079	$1,779	$5,866	$5,229
Communities stabilized during 2007	30	19	151	42
Development, rehabilitation and lease-up	327	217	982	878
Condominium conversion and other	—	57	—	672
Acquired	26	4	93	4
Other segments	491	659	1,500	1,990

Total annually recurring capital expenditures per statements of cash flows	$2,953	$2,735	$8,592	$8,815

Periodically recurring capital expenditures by operating segment
Fully stabilized	$1,562	$856	$4,375	$1,992
Communities stabilized during 2007	81	363	98	2,337
Development, rehabilitation and lease-up	10	132	104	405
Condominium conversion and other	—	192	—	418
Acquired	4	—	39	—
Other segments	126	213	498	471

Total periodically recurring capital expenditures per statements of cash flows	$1,783	$1,756	$5,114	$5,623

Table 4
Computation of Interest and Fixed Charge Coverage Ratios
(Dollars in thousands)

	Nine months ended
	September 30,
	2008		2007
Income (loss) from continuing operations	$(34,195)		$70,016

Minority interest of common unitholders	(298)		923
Minority interest in consolidated property partnerships — gains on sales of real estate assets — continuing operations	29		1,184
Other income	(663)		—
Gains on sales of real estate assets, net	(2,227)		(71,506)
Gains on sales of real estate assets — unconsolidated entities	—		(171)
Non-cash impairment charges	28,947		—
Depreciation expense	43,628		43,248
Depreciation (company share) of assets held in unconsolidated entities	1,042		822
Interest expense	31,739		32,566
Interest expense (company share) of assets held in unconsolidated entities	2,185		1,192
Amortization of deferred financing costs	2,579		2,469

Income available for debt service (A)	$72,766		$80,743

Interest expense	$31,739		$32,566
Interest expense (company share) of assets held in unconsolidated entities	2,185		1,192

Interest expense for purposes of computation (B)	33,924		33,758
Dividends and distributions to preferred shareholders and unitholders	5,728		5,728

Fixed charges for purposes of computation (C)	$39,652		$39,486

Interest coverage ratio (A÷B)	2.1	x	2.4	x

Fixed charge coverage ratio (A÷C)	1.8	x	2.0	x

Table 5
Computation of Debt Ratios
(Dollars in thousands)

	As of September 30,
	2008	2007
Total real estate assets per balance sheet	$2,123,061	$2,140,680
Plus:
Company share of real estate assets held in unconsolidated entities	113,210	73,515
Company share of accumulated depreciation — assets held in unconsolidated entities	6,499	4,747
Accumulated depreciation per balance sheet	514,029	555,440
Accumulated depreciation on assets held for sale	86,383	21,744

Total undepreciated real estate assets (A)	$2,843,182	$2,796,126

Total debt per balance sheet	$1,043,418	$1,070,994
Plus:
Company share of third party debt held in unconsolidated entities	74,928	47,647

Total debt (adjusted for joint venture partners’ share of debt) (B)	$1,118,346	$1,118,641

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt (B÷A)	39.3%	40.0%

Total debt per balance sheet	$1,043,418	$1,070,994
Plus:
Company share of third party debt held in unconsolidated entities	74,928	47,647
Preferred shares at liquidation value	95,000	95,000

Total debt and preferred equity (adjusted for joint venture partners’ share of debt) (C)	$1,213,346	$1,213,641

Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (C÷A)	42.7%	43.4%

Table 6
Amended Historical Presentation of Property Operating and Maintenance Expenses
(Dollars in thousands)

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,
	2007	2007	2007	2007	2008	2008	2008
Property operating and maintenance expenses (exclusive of depreciation and amortization) (1):
Fully stabilized communities	$19,980	$20,627	$21,279	$19,267	$20,739	$21,911	$21,346
Communities stabilized during 2007	965	1,115	989	921	1,143	1,064	1,052
Development, rehabilitation and lease-up communities	1,874	2,118	2,068	2,021	2,564	2,883	3,108
Condominium conversion and other communities	1,719	1,288	788	660	79	72	64
Acquired communities	—	—	365	497	704	616	595
Other property segments	6,813	7,117	6,680	7,636	7,228	7,009	6,380

Total	$31,351	$32,265	$32,169	$31,002	$32,457	$33,555	$32,545

(1)	The amended historical presentation of property operating and maintenance expenses (exclusive of depreciation and amortization) above includes certain reclassifications in property operating expenses that the Company intends to begin reporting for the fourth quarter and full year of 2008. Prior periods will be reclassified to conform to the amended current year presentation. Reclassified operating expenses relate primarily to relief and preventive maintenance engineers, collection personnel, certain property related advertising, and property level performance based awards. These expenses have been included in corporate property management expenses, but starting in the fourth quarter, will be directly allocated to the Company’s properties. Total property operating and maintenance expenses (exclusive of depreciation and amortization) will remain unchanged.

Table 7
Calculation of Company Undepreciated Book Value Per Share
(Dollars in thousands)

September 30, 2008
Total shareholders’ equity, per balance sheet	$1,008,190
Plus:
Accumulated depreciation, per balance sheet	514,029
Accumulated depreciation held for sale assets, per balance sheet	86,383
Minority interest of common unitholders in Operating Partnership, per balance sheet	6,034
Less:
Deferred charges, net, per balance sheet	(9,489)
Preferred shares at liquidation value	(95,000)

Total undepreciated book value (A)	$1,510,147

Total common shares and units (B)	44,422

Company undepreciated book value per share (A÷B)	$34.00